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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 18, 1996 with respect to the financial statements of Lehigh Valley Associates included in Pennsylvania Real Estate Investment Trust's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (as amended by Form 10-K/A-1 filed on December 15, 1997) incorporated by reference in this Registration Statement and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 646,286 shares of beneficial interest.


                                                /s/ Ernst & Young LLP


Philadelphia, PA
March 27, 1998